Exhibit 99.2

LEXINGTON REALTY TRUST TRADED: NYSE: LXP ONE PENN PLAZA, SUITE 4015 NEW YORK NY 10119-4015

Contact:
Investor or Media Inquiries for Lexington Realty Trust:
Patrick Carroll, CFO
Lexington Realty Trust
Phone: (212) 692-7200 E-mail: pcarroll@lxp.com

FOR IMMEDIATE RELEASE
October 10, 2012

LEXINGTON REALTY TRUST ANNOUNCES
PRICING OF PUBLIC OFFERING OF COMMON SHARES

New York, NY - October 10, 2012 - Lexington Realty Trust (NYSE:LXP), a real estate investment trust focused on single-tenant real estate investments, today announced that it priced an underwritten registered public offering of 15,000,000 common shares at a public offering price of $9.45 per share. Lexington also granted the underwriters a 30-day option to purchase up to an additional 2,250,000 common shares to cover over-allotments, if any. The offering is expected to close on or about October 15, 2012, subject to customary closing conditions.

Lexington expects to use the net proceeds of the offering to repay the amounts outstanding on its secured credit facility and a portion of the indebtedness assumed in the Net Lease Strategic Assets Fund L.P. acquisition and the balance for general corporate purposes, including, without limitation, acquisitions from time to time.

Wells Fargo Securities, BofA Merrill Lynch, Jefferies and KeyBanc Capital Markets are acting as joint book-running managers for the offering. Barclays is acting as lead manager for the offering. RBC Capital Markets and Stifel Nicolaus Weisel are acting as co-managers.

All common shares are offered under Lexington's existing automatic shelf registration statement filed with the Securities and Exchange Commission. The offering of these securities is being made only by means of a prospectus supplement. The prospectus supplement related to this public offering will be filed with the Securities and Exchange Commission. Copies of the prospectus and related prospectus supplement may be obtained by contacting: Wells Fargo Securities, Attention: Equity Syndicate Department, 375 Park Avenue, New York, N.Y., 10152, or by telephone toll free at (800) 326-5897 or by e-mail at cmclientsupport@wellsfargo.com; BofA Merrill Lynch, 222 Broadway, New York, N.Y. 10038, Attention: Prospectus Department or by e-mail dg.prospectus_requests@baml.com; or Jefferies & Company, Inc., Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, N.Y. 10022, or by telephone toll free at (877) 547-6340 or by email at Prospectus_Department@Jefferies.com; or KeyBanc Capital Markets, Attention: Prospectus Delivery Department, 127 Public Square, 4th Floor, Cleveland, OH 44114.

LEXINGTON REALTY TRUST TRADED: NYSE: LXP ONE PENN PLAZA, SUITE 4015 NEW YORK NY 10119-4015

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust is a real estate investment trust that owns, invests in and manages single-tenant office, industrial and retail properties leased to major corporations throughout the United States. Lexington also provides investment advisory and asset management services to investors in the single-tenant area. Lexington's common shares are traded on the New York Stock Exchange under the symbol “LXP”. Additional information about Lexington is available by contacting Lexington Realty Trust, Investor Relations, One Penn Plaza, Suite 4015, New York, New York 10119-4015.
This release contains certain forward-looking statements which involve known and unknown risks, uncertainties and other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to those factors and risks detailed in Lexington's periodic filings with the Securities and Exchange Commission. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

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